                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         QUICKTURN DESIGN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          MENTOR GRAPHICS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                MENTOR GRAPHICS SAYS INDEPENDENT TABULATORS CERTIFY
                   VALIDITY OF AGENT DESIGNATIONS TO CALL SPECIAL
                         MEETING OF QUICKTURN STOCKHOLDERS

               -- MENTOR GRAPHICS CHALLENGES QUICKTURN BOARD TO HOLD
                       SPECIAL MEETING ON OCTOBER 29, 1998 --

WILSONVILLE, OR, SEPTEMBER 29, 1998 -- Mentor Graphics Corporation (NASDAQ:
MENT) today announced that CT Corporation System, an independent tabulation firm retained by Quickturn Design Systems, Inc. (NASDAQ: QKTN), has certified that the Agent Designations delivered by Mentor Graphics to call a Special Meeting of Quickturn stockholders validly represent 17.26% of Quickturn's outstanding shares.

As previously indicated, Quickturn's bylaws permit stockholders representing at least 10% of Quickturn's stock outstanding to call a Special Meeting. Mentor Graphics has called the meeting for October 29, 1998, with a record date of September 10, 1998. Quickturn is challenging the meeting and record dates in Delaware state court.

The principal purpose of the Special Meeting is to vote on replacing the Quickturn Board of Directors with a slate of independent directors nominated by Mentor Graphics. If the nominees are elected, Mentor Graphics expects that, subject to their fiduciary duties to all Quickturn stockholders, the nominees will take the steps necessary to facilitate the stockholders' ability to accept Mentor Graphics' $12.125 per share all-cash offer.

Dr. Walden C. Rhines, President and Chief Executive Officer of Mentor Graphics, said, "We call upon Quickturn to stop wasting stockholders' time and money. The Agent Designations are valid and were valid when we delivered them 18 days ago on Friday, September 11, 1998."

Dr. Rhines continued: "As verified by the independent tabulator, Quickturn's stockholders have validly called the Special Meeting. It is high time for the Quickturn Board to adhere to the wishes of its stockholders to decide for themselves the merits of Mentor Graphics' offer on the date selected - Thursday, October 29, 1998."

Dr. Rhines emphasized: "Our commitment is to complete this transaction as promptly as possible. We urge stockholders to send the Quickturn Board a strong message by tendering their shares prior to midnight on October 6, 1998."

Mentor Graphics' Offer to Purchase and ancillary documents are available on a Mentor Graphics World Wide Web site at http://www.mentorg.com/file.

The Dealer Manager for the Offer is Salomon Smith Barney. The Information Agent for the Offer is MacKenzie Partners, Inc., which can be reached toll-free at 800-322-2885 or by collect call at 212-929-5500.

     CONTACT:  Anne M. Wagner                Roy Winnick
               Vice President, Marketing     Kekst and Company
               503/685-1462                  212/521-4842

                                      #   #   #